EXHIBIT 23.1

                                          CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-KSB) of Britton & Koontz Capital Corporation and Subsidiary of our report dated January 14, 2000, included in the 1999 Annual Report to Shareholders of Britton & Koontz Capital Corporation and Subsidiary.

/s/ May & Company

Vicksburg, Mississippi
March 27, 1999